Maloney+Novotny, LLC
1111 Superior Avenue, Suite 700 Cleveland, Ohio 44114-2540
p 216.363.0100  f 216.363.0500  w maloneynovotny.com

August 5, 2009

Serefex Corporation
Mr. Brian Dunn
30700 Solon Industrial Parkway
Solon, Oh 44139

VIA REGISTERED MAIL

This is to confirm that the client-auditor relationship between Serefex Corporation (Commission File number 000-24362) and Maloney+Novotny, LLC independent registered public accounting firm, has ceased.

Sinserely,

MALONEY + NOVOTNY, LLC
/s/ Peter S. Szendrey
Peter S. Szendrey
Shareholder

PSS/rrf

Cc:         PCAOB Letter File (via fax 202-772-9251 and regular mail)
US Office of the Chief Accountant
Securities and Exchange Commission
100 F Street NE
Washington, DC 20549-7561